UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): September 12, 2013

Travelzoo Inc.
-------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant's telephone number, including area code:

(212) 484-4900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

         ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders of Travelzoo Inc. held on September 12, 2013, the following actions were taken.
Our stockholders elected Holger Bartel, Ralph Bartel, Donovan Neale-May, Mary Reilly and Michael Karg to serve on the Board of Directors until the next annual meeting of stockholders. The final results of the voting were as follows:

	Votes For	Votes Withheld
Holger Bartel	11,949,696	275,795
Ralph Bartel	11,951,676	273,815
Donovan Neale-May	12,033,405	192,086
David Ehrlich	4,457,606	337,347
Mary Reilly	12,108,867	116,624
Michael Karg	7,430,538	-

The two new directors elected to Travelzoo's Board of Directors are Mary Reilly and Michael Karg. Mr. Karg was nominated at the 2013 annual meeting by Azzurro Capital Inc., our principal stockholder.
Mary Reilly is a chartered accountant and a retired partner of Deloitte LLP, an international accounting and consulting firm. From August 2002 to June 2013, Ms. Reilly served as a partner of Deloitte LLP in various capacities including in the Products & Services division of Deloitte working with organizations operating in a wide range of international industries including recruitment, retail businesses, media, business services, manufacturing, professional practices and charities in the United Kingdom, including NSPCC, PDSA and Church Commissioners. Ms. Reilly headed up Deloitte's Outsourcing Unit where she was responsible for the finance function and business advisory projects for a number of UK and international businesses and was a leading partner in Deloitte's Charities and Not for Profit Group; she was also the Corporate Responsibility leader for the London Audit Practice of Deloitte and was a member of the firm's Diversity Leadership Team. Ms. Reilly has also held several non-executive directorships, including Chair of the Audit and Risk Committee for Department of Transport in the UK since June 2013, Chair of the Audit and Risk Committee for Crown Agents LTD since February 2013, board member of London Development Agency from July 2000 to June 2008 and board member of London 2012 LTD, a company established to run London's Olympic bid from March 2003 to November 2006. Ms. Reilly holds a bachelor's degree in history from the University College London, she did a postgraduate course at London Business School and is a Qualified Chartered Accountant in the United Kingdom. Areas of Ms. Reilly's relevant experience include accounting, finance, international management and non-executive directorships.
Michael Karg, Ph.D., is Chief Executive Officer of Razorfish International, an international interactive marketing and technology services company. Mr. Karg advises clients across multiple industries to identify and define next generation digital services and products across digital media, mobile, and technology platforms. From September 2010 to May 2013, Mr. Karg served in the roles as President EMEA (from September 2011) and COO International for Razorfish and Digitas International. During his tenure he built and orchestrated the Razorfish and Digitas International network capabilities, enabling delivery of break-through award-winning client work across geographies. Mr. Karg originally joined Digitas in 2000 where he served in various capacities until May 2013. Mr. Karg currently serves on the board of directors of Razorfish (Hong Kong) Company, Limited and Razorfish Consulting (Shanghai) Co., Limited, and e-Crusade Holding Company Limited. From August 2012 to July 2013 he served as the Chairman of the Board of Razorfish Germany. Mr. Karg holds a Master's degree in Finance and Accounting and a doctorate in Business Administration from the University in St. Gallen, Switzerland. Between 1999 and 2000 Mr. Karg was a visiting research fellow at Harvard University. Areas of Mr. Karg's relevant experience include international management, marketing, digital media, and corporate strategy and development.
Ms. Reilly and Mr. Karg, as well as Mr. Neale-May, will serve as independent directors in accordance with the listing standards of the NASDAQ Stock Market.
In addition, the following proposals were voted on at the annual meeting:
The proposal to amend the Company's Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock, par value $0.01 per share, at a ratio of 1-for-25 followed immediately by a forward split of the Company's outstanding common stock at a ratio of 25-for-1 (“Reverse/Forward Split”), was approved by the affirmative vote of stockholders holding both (A) a majority of the issued and outstanding shares of common stock, and (B) a majority of the issued and outstanding shares of common stock that are not held or controlled, directly or indirectly, by directors or officers of the Company, including, without limitation, the shares held by Azzurro Capital Inc., our principal stockholder. As a result of the shareholder approval, the Board of Directors will have discretion as to when and whether to execute the Reverse/Forward Split. A description of the terms and conditions of the Reverse/Forward Split is set forth in the Company's definitive Proxy Statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on July 25, 2013. The results of the voting were as follows:
Voting Requirement A - Majority of Outstanding Shares:

Votes For	Votes Against	Abstain
11,930,775	252,689	42,027

Voting Requirement B - Majority of Unaffiliated Shares:

Votes For	Votes Against	Abstain
4,299,212	252,689	41,307

The proposal regarding the non-binding advisory vote on the compensation of the Company's named executive officers was approved. The results were as follows:

Votes For	Votes Against	Abstain
12,068,893	106,472	50,126

The proposal regarding the majority voting for uncontested elections of directors was not approved. The results were as follows:

Votes For	Votes Against	Abstain
3,552,793	8,490,916	181,782

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: September 17, 2013	By:	/s/ Glen Ceremony
Glen Ceremony Chief Financial Officer